                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant x
Filed by a Party other than the Registrant
Check the appropriate box:

   Preliminary Proxy Statement
   Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
x  Definitive Proxy Statement
   Definitive Additional Materials
   Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                UTI ENERGY CORP.
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

x  No fee required.

   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1) Title of each class of securities to which transaction applies:

       N/A

   (2) Aggregate number of securities to which transaction applies:

       N/A

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       N/A

   (4) Proposed maximum aggregate value of transaction:

       N/A

   (5) Total fee paid:

       N/A

       Fee paid previously with preliminary materials.

         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:

                  N/A

         (2)  Form, Schedule or Registration Statement No.:

                  N/A

         (3)  Filing Party:

                  N/A

         (4)  Date Filed:

                  N/A

                                UTI ENERGY CORP.
                       16800 Greenspoint Park, Suite 225N
                              Houston, Texas 77060

--------------------------------------------------------------------------------

                            NOTICE OF ANNUAL MEETING

--------------------------------------------------------------------------------

         The 1999 Annual Meeting of Stockholders (the "Meeting") of UTI Energy Corp., a Delaware corporation (the "Company"), will be held in the Concorde I room of the Hotel Sofitel, 425 Sam Houston Parkway, Houston, Texas 77060 at 9:00 a.m. on June 30, 1999, for the following purposes:

         1. to elect two Class II directors for a three-year term to expire at the 2002 Annual Meeting of Stockholders of the Company;

         2. to approve an amendment to the UTI Energy Corp. 1997 Long-Term Incentive Plan that would increase the number of shares available for issuance under the plan; and

         3. to take action upon any other matters which may properly come before the Meeting.

         Stockholders of record at the close of business on May 13, 1999, are entitled to notice of and to vote at the Meeting and any adjournment thereof.

         It is important that your shares be represented at the Meeting. I urge you to sign, date and promptly return the enclosed proxy card in the enclosed postage paid envelope.



                                        BY ORDER OF THE BOARD OF DIRECTORS






                                        John E. Vollmer III
                                        Secretary

May 28, 1999

                                UTI ENERGY CORP.
                       16800 Greenspoint Park, Suite 225N
                              Houston, Texas 77060


--------------------------------------------------------------------------------

                                PROXY STATEMENT

--------------------------------------------------------------------------------



                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 30, 1999

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of UTI Energy Corp., a Delaware corporation (the "Company"), of proxies to be voted at the Company's 1999 Annual Meeting of Stockholders (the "Meeting") to be held in the Concorde I room of the Hotel Sofitel, 425 North Sam Houston Parkway, Houston, Texas, on June 30, 1999, at 9:00 a.m., local time, and at any adjournment thereof. This Proxy Statement and the accompanying proxy are being mailed to the Company's stockholders on or about June 1, 1999.

         Properly executed proxies received in time for the Meeting will be voted as directed therein, unless revoked in the manner provided hereafter. As to any matter for which no choice has been specified in a proxy, the shares represented thereby will be voted by the persons named in the proxy (i) "FOR" the election of the nominees to the Board of Directors, (ii) "FOR" the approval of the amendment to the Company's 1997 Long-Term Incentive Plan (the "1997 Plan") that would increase the number of shares authorized for issuance under the 1997 Plan, and (iii) in the discretion of such persons, "FOR" or "AGAINST" any other proposals that may be submitted at the Meeting. A stockholder giving a proxy may revoke it at any time before the proxy is voted by giving written notice to the Secretary of the Company, by executing and delivering a proxy bearing a later date, or by attending the Meeting and voting in person.


                         PERSONS MAKING THE SOLICITATION

         This Proxy Statement solicits proxies on behalf of the Board of Directors of the Company. The total expense of such solicitation, including the cost of preparing, assembling, and mailing the proxy materials to stockholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its directors, officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be required to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in that connection.


                      SHARES OUTSTANDING AND VOTING RIGHTS

         Only stockholders of record of the Company's common stock, $.001 par value ("Common Stock"), at the close of business on May 13, 1999 (the "Record Date"), are entitled to notice of and to vote at the Meeting or any adjournment thereof. At the close of business on the Record Date, there were 16,498,281 shares Common Stock issued and outstanding. Holders of record of the Common Stock on the Record Date will be entitled to one vote per share on all matters to come before the Meeting. A list of stockholders entitled to notice of and to vote at the Meeting will be made available during regular business hours at the offices of the Company, 16800 Greenspoint Park, Suite 225N, Houston, Texas 77060, from June 19, 1999, through June 29, 1999, and at the Meeting, for inspection by any stockholder for any purpose regarding the Meeting.

         A majority of the shares of Common Stock issued and outstanding on the Record Date will constitute a quorum for the transaction of business at the Meeting. The shares held by each stockholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the Meeting.

                                 PROPOSAL NO. 1

                         ELECTION OF CLASS II DIRECTORS

      Two directors will be elected at the Meeting to serve as Class II directors for three-year terms ending at the 2002 Annual Meeting of Stockholders or until such person's successor shall be duly elected and qualified. The enclosed form of proxy provides a means for stockholders to vote for all of the director nominees listed herein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. The withholding of authority by a stockholder will have no effect on the results of the election of those directors for whom authority to vote is withheld because the Company's bylaws provide that directors are elected by a plurality of the votes cast at the Meeting. The Board of Directors recommends the election of Mr. Mark S. Siegel and Mr. Kenneth N. Berns as the Class II Directors to serve for such three-year terms. Mr. Siegel and Mr. Berns are currently directors of the Company.

      Unless contrary instructions are set forth in the proxies, it is intended that the persons executing a proxy will vote all shares represented by such proxy for the election as director of Mr. Siegel and Mr. Berns. Should Mr. Siegel or Mr. Berns become unable or unwilling to accept nomination or election, it is intended that the person acting under the proxy will vote for the election of such other person as the Board of Directors of the Company may recommend. Management has no reason to believe that Mr. Siegel or Mr. Berns will be unable or are unwilling to serve if elected.

      There are currently two Class II directorships up for election. Proxies cannot be voted for other than such directorships. Pursuant to the Company's bylaws, directors are elected to serve for three-year terms and until their successors are elected or their earlier resignation or removal. Class II directors' terms expire at the Meeting, Class III directors' terms expire in 2000 and Class I directors' terms expire in 2001.

      There currently are seven board seats authorized under the Company's bylaws. The following table sets forth information regarding the current directors of the Company, including the nominees for Class II Directors included herein. There are no family relationships among any of the directors or executive officers of the Company, nor any arrangements or understandings between any director and any other person pursuant to which such director was selected as a director.

NAME                                         AGE               POSITION
----                                         ---               --------
Mark S. Siegel                               48                Chairman of the Board and Class II Director
                                                               (since 1995)

Vaughn E. Drum                               53                President, Chief Executive Officer and Class III
                                                               Director (since 1986)

Kenneth N. Berns                             39                Class II Director (since 1995)

Curtis W. Huff                               41                Class I Director (since 1997)

Terry H. Hunt                                51                Class I Director (since 1994)

Nadine C. Smith                              41                Class I Director (since 1995)

Robert B. Spears                             72                Class III Director (since 1994)

-----------------------

      Mark S. Siegel - Mr. Siegel has served as Chairman of the Board of the Company since March 14, 1995. Mr. Siegel has been President of Remy Investors and Consultants, Incorporated ("Remy Investors") since 1993. From 1992 to 1993, Mr. Siegel was President, Music Division, Blockbuster Entertainment Corp. From 1988 through 1992, Mr. Siegel was an Executive Vice President of Shamrock Holdings, Inc. and Managing Director of Shamrock Capital Advisors, Incorporated. Mr. Siegel is a Director of Variflex Inc. Mr. Siegel holds a B.A. from Colgate University and a J.D. from Boalt Hall School of Law.

      Vaughn E. Drum - Mr. Drum has served as President, Chief Executive Officer and a director of the Company since December 1986. From 1980 through November 1986, Mr. Drum served in various capacities for UGI Development Company ("UGIDC"), a subsidiary of UGI Corporation. Mr. Drum holds a B.S. in Petroleum Engineering from Marietta College.

      Kenneth N. Berns - Mr. Berns has served as a director of the Company since May 24, 1995. Mr. Berns has been an employee of Remy Investors since 1994. From 1990 through 1994, Mr. Berns was employed by affiliated real estate development and management companies, including Ridge Properties, Ltd., Ridge Development, Ltd. and Spound Company. Prior to 1990, Mr. Berns was a senior manager of Spicer & Oppenheim and a Vice President of Cantor Fitzgerald Financial Corporation. Mr. Berns is the majority stockholder of RD Management, Inc., which is the general partner of Ridge Properties, Ltd. Mr. Berns is a Certified Public Accountant and holds a Bachelors Degree in Business Administration from San Diego State University and a Masters Degree in Taxation from Golden Gate University.

      Curtis W. Huff - Mr. Huff has served as a director of the Company since December 1997. Mr. Huff has served as Senior Vice President and General Counsel of Weatherford International, Inc. since June 1998. Prior to such time, Mr. Huff was a partner at the law firm of Fulbright & Jaworski L.L.P., Houston, Texas.

      Terry H. Hunt - Mr. Hunt is Senior Vice President - Strategic Planning of PP&L Resources, Inc. Mr. Hunt served as the President and Chief Executive Officer of Penn Fuel Gas, Inc., a natural gas and propane distribution company from 1992 to April 1999. From 1989 to 1992, Mr. Hunt was the President and Chairman of Carnegie Natural Gas Company, a gas distribution and transportation company, and of Apollo Gas Company, a natural gas distributor. From 1984 through 1988, he served as Vice President of Delhi Gas Pipeline Corporation, an intrastate pipeline company. Mr. Hunt holds a Bachelor of Engineering degree from the University of Saskatchewan, Canada and a M.B.A. from Southern Methodist University.

      Nadine C. Smith - Ms. Smith is President and Chief Executive Officer of Enidan Capital, an investment company that makes equity investments in public and privately held companies, Prior to co-founding Enidan Capital in 1997, Ms. Smith was an investment banker and principal with NC Smith & Co. and The First Boston Corporation and a management consultant with McKinsey & Co. Ms. Smith also is President and Chief Executive Officer of Sirrom Resource Funding LP, which finances environmental companies. Ms. Smith is a director of American Retirement Corporation, Sirrom Partners, L.P. and Carson Private Capital, G.P., L.L.C. and Shield Life Insurance Company. Ms. Smith earned a bachelors degree in economics from Smith College and a Masters degree in business from Yale University.

      Robert B. Spears - Since 1989, Mr. Spears has served as the Chairman and Vice President, Business Development of Spears & Associates, Inc., a firm which he founded in 1965. Spears & Associates is a leading research-based consulting firm to the oil and natural gas industry worldwide.

MEETING AND COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors met seven times during the year ended December 31, 1998. Each director participated in at least 85% of all meetings of the Board of Directors for which he or she was eligible and all meetings of each committee for which he or she was eligible.

      The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. The Company does not have a nominating or other similar committee.

      The Executive Committee, which currently is composed of Messrs. Drum and Siegel, has the authority to act for the Board in all matters arising between regular and special meetings of the Board. The Executive Committee met informally on numerous occasions during the year ended December 31, 1998.

      The Audit Committee, which currently is composed of Messrs. Berns and Spears and Ms. Smith, selects, subject to Board approval, the independent accountants to audit the Company's books and records, and considers and acts upon accounting matters as they arise. The Audit Committee met once during the year ended December 31, 1998.

      The Compensation Committee, which currently is composed of Messrs. Hunt and Spears, administers the employee stock option and similar plans of the Company and determines the annual compensation to be paid to the executive officers of the Company. The Compensation Committee did not meet during the year ended December 31, 1998.

COMPENSATION OF DIRECTORS

      Directors who are employees of the Company do not receive any additional compensation for serving as a director or as a member of a committee of the Board of Directors. The Company's non-employee directors are each entitled to receive an annual retainer fee of $5,000 and fees of $700 per meeting for their attendance at regular and special Board of Directors meetings. Non-employee committee members are entitled to additional fees of $500 for each committee meeting attended. All directors have been and will be reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at Board of Directors meetings and committee meetings.

      The Company currently maintains a Non-Employee Director Stock Option Plan (the "Director Plan"). Under the Director Plan, options to purchase up to an aggregate of 300,000 shares of Common Stock of the Company may be granted to non-employee directors of the Company. Options granted pursuant to the Director Plan stipulate that the purchase price per share be equal to the fair market value of the Common Stock as of the date of grant. The Director Plan provides for the grant of an option to purchase 7,500 shares of Common Stock to each non-employee director as of the date he or she is first elected. The Director Plan also provides that each non-employee director who has served for a period of at least one year will automatically be granted, on December 31 of each year, an option to purchase 3,750 shares of Common Stock. Options to purchase 15,000 shares of Common Stock were awarded pursuant to this provision in 1998. No options under the Director Plan will be granted after December 18, 2005, and all options issued expire five years from the date of grant.

      Messrs. Siegel, Berns and Drum each participate in the Company's 1996 Employee Stock Option Plan (the "1996 Plan") and the 1997 Plan and receive salaries in their capacities as employees of the Company.


                                  PROPOSAL NO.2

                   AMENDMENT TO 1997 LONG-TERM INCENTIVE PLAN

GENERAL

      At the Meeting, the stockholders of the Company will be asked to vote on a proposal to approve an amendment to the 1997 Plan to increase the number of shares of Common Stock authorized for issuance under the Plan. Approval of such amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock that are present in person or by proxy and entitled to vote at the Meeting. The amendment to the 1997 Plan increases the aggregate number of shares of Common Stock available for grant under the 1997 Plan from 600,000 to 1,500,000.

REASONS FOR THE AMENDMENT TO THE 1997 PLAN

      The 1997 Plan was initially adopted by the Board of Directors on July 23, 1997, and was approved by the stockholders of the Company at the annual meeting held on August 28, 1997. The Board of Directors believes that the ability to grant stock-based compensation to its employees is crucial to its continuing ability to attract and retain qualified employees. Historically, the Board of Directors has relied on stock option incentives as part of its compensation philosophy and structure to recruit and retain certain key employees of the Company and its subsidiaries.

      The Board of Directors believes that the 1997 Plan advances the best interests of the Company, its subsidiaries and its stockholders by attracting, retaining and motivating key employees. The 1997 Plan provides for the grant of awards to certain key employees of the Company and its subsidiaries, thereby increasing the personal stake of such key employees in the continued success and growth of the Company. There are approximately 60 key employees of the

Company and its subsidiaries currently eligible to participate in the 1997 Plan, including Messrs. Drum, Siegel and Drum.

      Given the Company's high growth over the last several years, the number of shares available under the 1997 Plan has been depleted. As of December 31, 1998, only 65,375 shares of Common Stock remained available for grant under the 1997 Plan. The Board of Directors has determined that an increase in the number of shares available for grant under the 1997 Plan is necessary in order for the Board of Directors to continue to provide an adequate level of performance-based incentive to the Company's management and other key employees and to continue the Board of Director's ongoing philosophy of utilizing stock-based awards as part of the Company's overall compensation structure. Therefore, the Board of Directors has approved an amendment to the 1997 Plan to increase the number of shares available for grant under the 1997 Plan by 900,000.

      The Board of Directors may at any time amend the terms of the 1997 Plan or any awards thereunder, provided no outstanding award may be amended in a manner adverse to the holder of such award. Stockholder approval of the amendment, however, is required by the rules of the American Stock Exchange.

      The Board of Directors has allocated a total of 605,000 shares of Common Stock authorized for issuance pursuant to the amendment to the 1997 Plan. The following table summarizes the allocation of these new plan benefits to the Company's employees. Each of the options summarized in the following table has an exercise price of $9.8125 per share and is subject to five-year vesting. The effectiveness of substantially all of the options summarized in the following table is subject to the approval of the amendment to the 1997 Plan by the Company's stockholders at the Meeting.

                                NEW PLAN BENEFITS
                          1997 LONG-TERM INCENTIVE PLAN

                                                                                       SHARES UNDERLYING
                          NAME AND POSITION                                                 OPTIONS
   -----------------------------------------------------------------------          -------------------------
   Vaughn E. Drum
            President & Chief Executive Officer                                              85,000
   Mark S. Siegel
            Chairman of the Board                                                            90,000
   Royce W. Elliott
            Vice President and Controller of Drilling
       Operations                                                                            15,000
   Executive Group                                                                          305,000
   Non-Executive Director Group(1)                                                           50,000
   Non-Executive Officer Employee Group(1)                                                  300,000

---------------

   (1) Includes options to purchase 50,000 shares granted to a director of the Company who is employed by the Company in a non-executive officer capacity.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1997 PLAN.

         Approval of the amendment to the 1997 Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote on the proposal and present in person or by proxy at the Meeting. If not otherwise provided, proxies will be voted "FOR" approval of the amendment to the 1997 Plan. Abstentions will be counted as shares entitled to vote on the proposal, but will not be treated as a vote either for or against the proposal.

Therefore, an abstention will have the same effect as a vote against the proposal. A broker non-vote will not be treated as a share entitled to vote on the proposal and will not be considered as a vote for or against the proposal. Therefore, a broker non-vote will have no effect on the outcome of the proposal.


                               EXECUTIVE OFFICERS

         Set forth below is certain information concerning the executive officers of the Company, each of whom serves at the pleasure of the Board of Directors. There is no family relationship between any of these individuals or any of the Company's directors.

NAME                                       AGE               POSITION
----                                       ---               --------
Mark S. Siegel                             48                Chairman of the Board and Class II Director

Vaughn E. Drum                             53                President, Chief Executive Officer and Class III
                                                             Director

John E. Vollmer III                        43                Senior Vice President, Secretary, Treasurer and
                                                             Chief Financial Officer

Bruce Sauers                               35                Vice President and Corporate Controller

Royce W. Elliott                           48                Vice President and Controller of Drilling Operations


      For additional information regarding Mr. Siegel and Mr. Drum, see "Directors" above.

      John E. Vollmer III - Mr. Vollmer has served as Chief Financial Officer of the Company since July 1998. Mr. Vollmer was a financial consultant from October 1997 until joining the Company in 1998. From 1992 until October 1997, Mr. Vollmer served in a variety of capacities at Blockbuster Entertainment, including Senior Vice President-Finance and Chief Financial Officer of Blockbuster Entertainments' Music Division. Mr. Vollmer is a Certified Public Accountant and holds a B. A., Accounting from Michigan State University.

      Bruce Sauers - Mr. Sauers has served as Vice President of the Company since August 1998 and as Corporate Controller since December 1996. Prior to joining the Company in 1996, Mr. Sauers was a Manager in a regional public accounting firm. Mr. Sauers is a Certified Public Accountant and holds a B.S. in Business Administration from Shippensburg University of Pennsylvania.

      Royce W. Elliott - Mr. Elliott has served as Vice President and Controller of Drilling Operations since August of 1998. From December 1986 through July of 1998, Mr. Elliott was Division Controller for UTI drilling operations. From 1981 through November 1986, he was a Division Controller for UGI Development Company, a subsidiary of UGI Corporation. Mr. Elliott is a Certified Public Accountant and holds a B.S. in Business Administration from Wichita State University.

Summary Compensation Table

      The following table sets forth information concerning compensation for 1998, 1997 and 1996 earned by or paid to the Company's Chief Executive Officer and the Company's other executive officers whose total annual salary and bonus exceeded $100,000 in 1998 (collectively, the "Named Executive Officers"):



                                                  SUMMARY COMPENSATION TABLE

                                                      ANNUAL COMPENSATION                       LONG TERM COMPENSATION AWARDS
                                           -------------------------------------------  --------------------------------------------
                                                                                                       ALL OTHER
                                                                       OTHER ANNUAL     RESTRICTED     SECURITIES     COMPENSATION
    NAME AND PRINCIPAL                                                 COMPENSATION        STOCK        UNDERLYING       OPTIONS
         POSITION               YEAR        SALARY $      BONUS $          (1) $          AWARD(S)     SARS(#)(2)          (3) $
---------------------------   ---------   ------------  ------------  ----------------  -----------   -------------  ---------------
Vaughn E. Drum                1998            170,040       200,000         --             --            12,500(4)         3,229
President and Chief           1997            156,530       115,681         --             --               42,500         5,959
Executive Officer             1996            144,950        58,912         --             --           291,960(5)         2,899

Mark S. Siegel                1998            100,000            --         --             --           385,000(4)            --
Chairman of the Board         1997                 --            --         --             --              550,000            --
                              1996                 --            --         --             --                   --            --

Royce W. Elliott(6)           1998             84,085        36,706         --             --             7,500(4)         2,303
Vice President and            1997             73,292        28,158         --             --                8,000         3,054
Controller of Drilling        1996             58,974        20,401         --             --                   --         1,876
Operations

--------------------------

(1) The aggregate amounts of perquisites and other personal benefits, securities or property is less than 10% of each executive officer's combined annual salary and bonus during the applicable year.

(2) Share amounts have been adjusted to reflect the Company's three-for-one stock dividend effected in September 1997.

(3) Amounts set forth for 1998, 1997 and 1996 reflect the Company's contributions or other allocations to defined contribution plans.

(4) In August 1998, the Board of Directors of the Company approved the repricing of options to purchase an aggregate of 743,375 shares granted to employees of the Company during 1997 and 1998. Pursuant to such action, Messrs. Drum, Siegel and Elliott had options repriced to purchase 12,500, 385,000 and 5,000 shares of Common Stock, respectively, which are included in this table as new grants during 1998 although no new options actually were granted as a result of such repricing.

(5) Relates to stock options repriced during 1995 and approved by the stockholders of the Company during 1996.

(6) Mr. Elliott became an officer of the Company in August, 1998. Prior to such time he was an employee of the Company.


Compensation Pursuant to Employee Benefit Plans

      The Company maintains several plans intended to provide incentives to its key employees. These plans are described below.

      Incentive Compensation Plan. The Company maintains an Incentive Compensation Plan established in 1987 (the "ICP"). Under the ICP, specified management employees of the Company or any subsidiary with at least 90 days of service may be eligible to receive a cash bonus following each plan year based on a comparison of financial performance against targets established for each plan year.

      1996 Employee Stock Option Plan. In August 1996, the Company's shareholders approved the Company's 1996 Employee Stock Option Plan (the "1996 Plan"). Under the 1996 Plan, the Company can award options on up to

900,000 shares of Common Stock to certain employees at a price equal to the fair market value of the stock at the date the option is granted. During 1997 and 1998, the Company awarded options to purchase 813,700 shares of Common Stock under the 1996 Plan. The 1996 Plan currently is administered by the Company's Compensation Committee. There are currently only 86,300 shares of Common Stock available for grant under the 1996 Plan.

      1997 Long-Term Incentive Plan. In August 1997, the stockholders approved the 1997 Plan. Under the 1997 Plan, the Company may grant stock options, stock appreciation rights issued independent or in tandem with such options ("SAR"), restricted stock awards and performance awards to key employees of the Company and its subsidiaries. Currently, there are 600,000 shares of Common Stock authorized for issuance under the 1997 Plan. Options are to be granted at a price not less than the fair market value of the Common Stock on the date the option is granted. During 1997 and 1998, the Company awarded options, net of forfeitures, to purchase 534,625 shares of Common Stock pursuant to the 1997 Plan. The options that have been granted under the 1997 Plan vest over zero to five years. The 1997 Plan currently is administered by the Company's Compensation Committee. There are currently only 65,375 shares of Common Stock available for grant under the 1997 Plan.

      The following table sets forth information regarding grants of stock options to the Named Executive Officers during 1998. Except for options to purchase 2,500 shares of Common Stock granted to Mr. Elliott in connection with his promotion to Vice President and Controller of Drilling Operations in August 1998, all stock options reflected in this table relate to the repricing of stock options originally granted in 1997 rather than to actual grants of additional options.


                                       OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                                            PERCENT OF                                    ANNUAL RATES OF
                              NUMBER OF       TOTAL                                        STOCK PRICE
                             SECURITIES    OPTIONS/SARS                                  APPRECIATION FOR
                             UNDERLYING     GRANTED TO    EXERCISE OR                       OPTION TERM
                            OPTIONS/SARS   EMPLOYEES IN    BASE PRICE   EXPIRATION   -------------------------
         NAME                  GRANTED     FISCAL YEAR      ($/SH)         DATE        5% ($)       10% ($)
-------------------------   ------------   ------------   -----------  ------------  ------------  -----------
Vaughn E. Drum ..........        12,500         1.2%         9.875       8/12/03        34,104        75,360
Mark S. Siegel ..........       385,000        38.3%         9.875       8/12/03     1,050,388     2,321,083
Royce W. Elliott ........         7,500         0.8%         9.875       8/12/03        20,462        45,216

         The following table sets forth information concerning stock options exercised in 1998 and stock options unexercised at December 31, 1998 for the Named Executive Officers:

                    AGGREGATED OPTION/SAR EXERCISES IN 1998 AND VALUE TABLE AT DECEMBER 31,1998

                                                         NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                             SHARES                     UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS/SARS
                            ACQUIRED       VALUE             OPTIONS/SARS AT             AT DECEMBER 31,1998
                               ON         REALIZED         DECEMBER 31, 1998         EXERCISABLE/UNEXERCISABLE
        NAME                EXERCISE        ($)        EXERCISABLE/UNEXERCISABLE                ($)
------------------------   -----------   -----------  ----------------------------   ---------------------------
Vaughn E. Drum               50,000       342,710          271,960 / 12,500                1,292,657 / 0
Mark S. Siegel                --            --             350,000 / 200,000                242,970 / 0
Royce W. Elliott              --            --               3,000 / 7,500                     0 / 0


Option Repricings

      On August 19, 1998, the Board of Directors approved the repricing of, and amendment to (collectively, the "Repricing"), stock options to purchase an aggregate of 743,375 shares granted to employees of the Company during 1997 and 1998. Such repricing was in lieu of annual grants of stock options during 1998. The options were originally granted pursuant to the 1997 Plan to align the interests of the Company's employees with those of the Company's stockholders by providing them with a proprietary interest in the Company. The options were initially granted at exercise prices ranging from $11.375 per share to $31.63 per share, which were reduced to $9.875 per share as a result of the repricing. With respect to repriced options, the Board of Directors required that the employees agree to extend the initial vesting periods for such option by one year. Due to the repricing of options during 1998, the Board of Directors did not grant additional options to its employees during the year other than options in connection with promotions and the hiring of certain employees.

      In determining to approve the repricing of options, the Board of Directors considered the substantial decline in the market value of the Common Stock that began in December 1997, which the Board believes was caused primarily by substantial decreases in the price of oil and natural gas and not from a lack of performance on the part of the Company's employees. The Board believes that the substantial decline in market value shortly after the grant of the options in 1997 removed the incentives contemplated to be provided by those options. The Board of Directors believes that the repricing of the options granted in 1997 brings such grants more in line with current market conditions and was a reasonable substitute to granting additional options during 1998. The Board of Directors believes that the Repricing also serves to further align the proprietary interests of the Company's employees with those of the Company's stockholders.

                                              Kenneth N. Berns
                                              Vaughn E. Drum
                                              Curtis W. Huff
                                            * Terry H. Hunt
                                              Mark S. Siegel
                                              Nadine C. Smith
                                            * Robert B. Spears

* Member of the Compensation Committee.

         The following table summarizes the repricing and amendment of options for each of the Named Executive Officers during fiscal 1998:

                         TEN-YEAR OPTION/SAR REPRICINGS

                                                                                                        LENGTH OF
                                         NUMBER OF                                                       ORIGINAL
                                        SECURITIES          MARKET           EXERCISE                  OPTION TERM
                                        UNDERLYING           PRICE        PRICE AT TIME                REMAINING AT
                                       OPTIONS/SARS    OF STOCK AT TIME   OF REPRICING      NEW          DATE OF
                                        REPRICED OR     OF REPRICING OR   OR AMENDMENT    EXERCISE     REPRICING OR
          NAME                DATE        AMENDED        AMENDMENT($)          ($)        PRICE ($)      AMENDMENT
          ----                ----        -------        ------------     ------------    ---------      ---------
Vaughn E. Drum
President and Chief
Executive Officer           8/19/98            12,500        9.875            31.63         9.875        4.3 years

Mark S. Siegel
Chairman of the             8/19/98           250,000        9.875            31.63         9.875        4.3 years
Board                       8/19/98           135,000        9.875            20.00         9.875        3.9 years

Royce Elliott
Vice President and
Controller of Drilling
Operations                  8/19/98             5,000        9.875            31.63         9.875        4.3 years


Employment Contracts

      The Company has an employment agreement with Mr. Drum. The annual salary currently payable under such agreement is $170,000, which may be increased by the Company's Board of Directors or the Compensation Committee. The agreement has an initial term of five years continuing through December 2000, and automatically extends for an additional year upon the completion of the five-year term unless either party provides notice to the other of the intention to terminate such contract 120 days prior to the termination date. In addition, the employment agreement entitles Mr. Drum to receive four weeks paid vacation per year and to participate fully in all employee plans and fringe benefit programs established by the Company after the date of the contract in which other senior executives of the Company are eligible to participate.

      In the event of a termination due to Mr. Drum's death or disability, his estate is entitled to receive unused vacation pay, a pro-rated portion of the bonus (the "Pro-rated Bonus") which would have been payable to Mr. Drum under the ICP Plan had he been employed at the end of the year in which the termination occurred (the "Annual Bonus"), and a separation payment equal to the product of Mr. Drum's compensation in the most recent calendar year (such amount is referred to herein as a "Year's Compensation"), and a fraction, the denominator of which is 260, and the numerator of which is the number of months of Mr. Drum's service with the Company and a previous parent, UGI Corporation, but, in any event, not more than six months of compensation (the "Separation Payment"). Additionally, Mr. Drum is entitled to the vesting of all of Mr. Drum's interests, if any, under the Company's stock option plans and any other employee plans of the Company ("Plan Vesting"). In the event Mr. Drum retires in accordance with the Company's retirement policies, he is entitled to receive unused vacation pay, Pro-rated Bonus, Separation Payment and Plan Vesting (but only to the extent provided in the Company's employee benefit plans for retiring employees).

      If Mr. Drum is terminated by the Company without cause, he is entitled to receive termination pay of one year's salary, unused vacation pay, Separation Payment, Annual Bonus and Plan Vesting. In addition, Mr. Drum is entitled to the continuation of all employee benefits, without any increase in cost to him, for a period of 18 months following termination.

      In connection with the Company's relocation of its corporate headquarters from Wayne, Pennsylvania to Houston, Texas, the Company agreed in January 1997 to increase Mr. Drum's annual salary to $170,000 per year, accelerated vesting on any unvested options held by him, and agreed to provide relocation assistance if and when Mr. Drum's employment with the Company is terminated.

      In 1997, the Compensation Committee approved employment arrangements with Mr. Siegel and Mr. Berns providing for annual salaries of $100,000 and $50,000 for a period of five years. In the event of a change in control of the Company, the Company's obligation to pay such salaries would end and Mr. Siegel and Mr. Berns would each be entitled to payment of one year's salary and vesting of all options granted in connection with such employment arrangements. Both Mr. Siegel and Mr. Berns are entitled to receive bonuses for extraordinary services solely within the discretion of the Board of Directors and Compensation Committee.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Prior to November 1997, grants of stock options to the Company's executive officers and Mr. Berns as well as salary levels of the Company's executive officers were approved by the full Board of Directors. In November 1997, the Board of Directors delegated these responsibilities to the Compensation Committee, which is comprised of Messrs. Hunt and Spears. Although the full Board of Directors authorized the repricing of options during 1998 (with Messrs. Siegel, Drum and Berns abstaining), it is intended that the Compensation Committee will determine compensation awarded to the Company's executive officers, as well as Mr. Berns, in the future. The following section sets forth certain transactions between members of the Board of Directors and the Company.


                              CERTAIN TRANSACTIONS

      In connection with Remy Capital Partners III, L.P.'s ("Remy") acquisition of its ownership interest in the Company in March 1995, Remy succeeded to a registration rights agreement with the Company (the "Registration Agreement") which provides Remy with the right to require the Company to use its best efforts to register shares held by Remy under the Securities Act. In the event that such rights are exercised in connection with a primary offering proposed by the Company (or a secondary offering with which the Company agrees to participate), Remy would bear its pro-rata share of the costs of the offering, other than legal, accounting and printing costs which are to be borne by the Company. In the event that Remy elects to exercise such rights otherwise than in connection with an offering proposed by the Company, all costs of the offering will be borne by it. These rights continue so long as Remy continues to own Common Stock acquired by it. The right to a demand registration may be exercised three times.

      Mr. Mark S. Siegel, Chairman of the Company, is President and sole stockholder of Remy Investors, which is the General Partner of Remy. Kenneth N. Berns, a director and employee of the Company, is an employee of Remy Investors.

      The law firm of Fulbright & Jaworski L.L.P., of which Mr. Huff, a director of the Company, was a partner until June 1998, acted as the Company's principal outside legal counsel in 1998 and is continuing to do so in 1999. Mr. Huff is currently Of-Counsel to Fulbright & Jaworski L.L.P.



             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Annual Salaries and Other Cash Compensation

      The Company's continuing policies regarding cash compensation for its executives were, to a great extent, established by the Board of Directors in 1990 following a comprehensive study performed for the Company by the Hay Group. That report furnished information on the compensation practices of both firms similar in size to the Company and firms engaged in similar businesses. Prior to 1996, the salaries of the Named Executive Officers and their salary rates remained the same as were established in 1990 based on the Hay Group's report. Likewise, the Incentive Compensation Plan for participating management personnel was established in 1990 based on that report, and has not subsequently changed. In November 1997, the Board of Directors delegated to the Compensation Committee the responsibility to administer the Company's stock option plans and to determine compensation levels for the Named Executive Officers, as well as any compensation to be paid to Mr. Berns. Prior to such time, the Board of Directors had administered the Company's stock option plans and had approved compensation levels for the Named Executive Officers and Mr. Berns based upon recommendations of the Compensation Committee.

      In considering the amount and form of compensation to be provided for the Named Executive Officers of the Company, the Board of Directors took into consideration the size of the Company, its financial results and condition, the nature of the Company's business, business conditions in the oil and gas field services and supplies industries, the Company's competitive position in the labor market for skilled executives and amounts paid by other firms to attract and retain executives of comparable competence and experience. The Company has sought to provide salaries that are competitive but not excessive and to provide incentive compensation, in the form of performance related bonuses under the ICP, to encourage executive performance. The ICP, which is described above, is also intended to diminish, for successful employees, any potential competitive shortfall in their cash compensation.

      The compensation of Mr. Drum, the Company's President and Chief Executive Officer, was established to reflect the views of the Board of Directors regarding his experience and performance and the performance of the Company in light of prevailing competitive conditions. The Board believes that Mr. Drum is primarily responsible for the implementation of Board policies. Mr. Drum has been effective in integrating acquisitions and positioning the Company to take advantage of improvements in demand and prices for the Company's services as they occur. Mr. Drum's compensation is intended to reflect these views and to provide him incentives to continue his successful leadership of the Company. During 1998, no changes were made to the annual salary payable to Mr. Drum.

Compensation Pursuant to Employee Benefit Plans

      It is the general policy of the Company to review stock-based compensation on an annual basis. Awards of stock-based compensation reflect the Board's and Compensation Committee's desire to provide the Company's employees who have substantial responsibility for the Company's management and growth with additional incentive by increasing their proprietary interest in the success of the Company. The decision whether to grant stock options to any particular employee is based upon a variety of factors, including position, performance, current share and stock option ownership and the need to insure the continued employment of the employee with the Company. No grants of stock options were made to the Company's employees during 1998, except options in connection with promotions and the hiring of certain employees. In lieu of new grants in 1998, the Board of Directors elected to reprice certain previously granted options. For a further discussion of this repricing, see "Option Repricings" beginning on page 9 of this Proxy Statement.

Section 162(m) Deduction Limitation

      Section 162(m) of the Code imposes a limitation on deductions that can be taken by a publicly held corporation for compensation paid to certain of its executive officers. Under Section 162(m), a deduction is denied for compensation paid in a tax year beginning on or after January 1, 1994, to the Named Executive Officers to the extent that such compensation exceeds $1 million per individual. Stock option grants pursuant to the Company's employee benefit plans may be exempt from the deduction limit if certain requirements are met. The Board of Directors and the Compensation Committee have considered the effect of Section 162(m) on the Company's existing compensation program.

                                              Kenneth N. Berns
                                              Vaughn E. Drum
                                              Curtis W. Huff
                                            * Terry H. Hunt
                                              Mark S. Siegel
                                              Nadine C. Smith
                                            * Robert B. Spears

* Member of the Compensation Committee.

                                PERFORMANCE GRAPH

         The following graph compares the cumulative stockholder return on the Common Stock of the Company, for the period from December 31, 1993, the date on which the Company's Common Stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended, through December 31, 1998, with the cumulative total return of the Standard and Poor's 500 Stock Index and a Company-determined peer group. The Company's peer group consists of Grey Wolf, Inc., Nabors Industries, Inc., Key Energy Services, Inc., Patterson Energy, Inc. and TMBR/SHARP Drilling Inc. All of the companies in the Company's peer group are providers of contract oil and gas land drilling services. The graph assumes investment of $100 on December 31, 1993 and reinvestment of all dividends.




                                 [INSERT GRAPH]





                                                            December 31,
                             ------------------------------------------------------------------------------
                                 1993         1994         1995        1996          1997          1998
                             -------------  ----------  -----------  ----------  -------------  -----------
     UTI Energy Corp.            $100        $44.91       $76.28      $479.74      $1052.69      $294.96

         S&P 500                 100         101.32       139.40      171.40        228.59        293.91

    Peer Group Index             100          82.64       138.26      243.67        430.32        142.61



         The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to the Regulations of 14A or 14C under the Exchange Act or to the liabilities of Section 18 under such act.

                         SECURITY OWNERSHIP OF PRINCIPAL
                           STOCKHOLDERS AND MANAGEMENT

         The following table sets forth, as of the Record Date, the stock ownership of the Company's named executive officers and directors individually, all directors and executive officers as a group, and each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock.


                      NAME OF                                  AMOUNT AND NATURE OF                PERCENT
                  BENEFICIAL OWNER                             BENEFICIAL OWNERSHIP                OF CLASS
-----------------------------------------------------       ---------------------------       --------------------
Other Beneficial Owners:

         REMY Capital Partners III, L.P.                             3,514,762(1)                       21.9%
         1801 Century Park East, Suite 1111
         Los Angeles, CA   90067

         REMY Investors & Consultants, Incorporated                  3,580,762(1)                       22.3
         1801 Century Park East, Suite 1111
         Los Angeles, CA   90067

         Pilgrim Baxter &Associates Ltd.                             1,289,200(2)                        7.8
         825 Duportail Road
         Wayne, PA 19087

Directors and Named Executive Officers:

         Mark S. Siegel                                              3,930,762(1)                       23.9

         Vaughn E. Drum                                                398,360(3)                        2.4

         Kenneth N. Berns                                               67,000(4)                          *

         Curtis W. Huff                                                  7,500(5)                          *

         Terry H. Hunt                                                 18,000 (6)                          *

         Nadine C. Smith                                                19,000(6)                          *

         Robert B. Spears                                               15,900(6)                          *

         Royce W. Elliott                                                5,500(3)                          *


(All Directors and Executive Officers as a group --                  4,462,022(7)                       25.8
10 persons)



* indicates less than 1.0%

------------------------------

(1) The Common Stock beneficially owned by Remy Investors, which is the general partner of Remy, includes the 3,514,762 shares of Common Stock owned by Remy as well as presently exercisable options to purchase 66,000 shares of Common Stock held by Remy Investors. The Common Stock beneficially owned by Mr. Siegel, who is the President and sole stockholder of Remy Investors, includes the 3,580,762 shares of Common Stock and warrants beneficially owned by Remy Investors as well as presently exercisable options to purchase 350,000 shares of Common Stock held by Mr. Siegel, but does not include 200,000 shares underlying stock options held by Mr. Siegel, which options are not presently exercisable and will not become exercisable within sixty days from the date of this Proxy Statement.

(2) Based solely upon Schedule 13G filed with the Securities and Exchange Commission.

(3) Includes shares underlying presently exercisable stock options to purchase 271,960 shares held by Mr. Drum and presently exercisable stock options to purchase 3,000 shares held by Mr. Elliott. Does not include shares underlying stock options to purchase 12,500 shares held by Mr. Drum and stock options to purchase 7,500 shares held by Mr. Elliott that are not presently exercisable and will not become exercisable within sixty days from the date of this Proxy Statement.

(4) Represents presently exercisable warrants and options to purchase 67,000 shares owned by Mr. Berns. Does not include 40,000 shares underlying options that are not presently exercisable within 60 days from the date of this Proxy Statement and does not include shares of Common Stock or warrants beneficially owned by Remy Investors by whom Mr. Berns is employed. Mr. Berns disclaims beneficial ownership of shares and warrants beneficially owned by Remy Investors.

(5) Includes presently exercisable options to purchase 7,500 shares owned by Mr. Huff. Does not include 3,750 shares underlying stock options held by Mr. Huff that are not presently exercisable and will not become exercisable within sixty days from the date of this Proxy Statement.

(6) Includes presently exercisable options to purchase 15,000 shares owned by each of Mr. Hunt, Ms. Smith and Mr. Spears. Does not include options to purchase 3,750 shares owned by each of such individuals that are not exercisable within sixty days from the date of this Proxy Statement.

(7) Includes presently exercisable options to purchase 810,460 shares of Common Stock. Does not include options to purchase 407,500 shares owned by such individuals that are not exercisable within 60 days from the date of this Proxy Statement.

         Except as stated herein, there are no arrangements known to the Company that may result in a change in control of the Company and each shareholder has sole voting and investment power with respect to the Company's Common Stock included in the above table.

                                  OTHER MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by the regulations promulgated under Section 16(a) to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period from January 1, 1998 through December 31, 1998, all officers, directors and greater than ten percent shareholders complied with all filing requirements applicable to each of them, except that Mr. Drum reported the exercise of a stock option to purchase 50,000 shares on Form 5 rather than on Form 4 and Mr. Hunt did not report the acquisition of 3,000 shares.

OTHER BUSINESS

         As of the date of this Proxy Statement, management of the Company was not aware of any matter to be presented at the Meeting other than as set forth herein. If any other matters are properly brought before the Meeting, however, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.


DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         Any proposal by a stockholder to be presented at the Company's 2000 Annual Meeting of Stockholders (the "2000 Annual Meeting") must be received by the Company no later than March 2, 2000, in order to be eligible for inclusion in the Company's Proxy Statement and proxy used in connection with the 2000 Annual Meeting. In addition, the Company's bylaws provide that in order for business to be properly brought before the 2000 Annual Meeting, such business must be (i) specified in the notice of the 2000 Annual Meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the 2000 Annual Meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the 2000 Annual Meeting by a stockholder who (A) is a stockholder of record on the date of the giving of the notice provided for below and on the record date for the determination of stockholders entitled to vote at the 2000 Annual Meeting and
(B) gives timely notice of such business in writing to the Secretary of the Company. For purposes of the preceding sentence, to be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company no earlier than March 2, 2000 and no later than April 1, 2000; provided, however, that in the event the 2000 Annual Meeting is called for date that is not within 30 days of June 30, 2000, notice by a stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the 2000 Annual Meeting was mailed or public disclosure of the 2000 Annual Meeting date was made, whichever occurs first. A stockholder's notice to the Secretary of the Company shall set forth (i) a brief description of the each matter desired to be brought before the 2000 Annual Meeting and the reasons for conducting such business at the 2000 Annual Meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company that are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the 2000 Annual Meeting to bring such business before the 2000 Annual Meeting.

INDEPENDENT ACCOUNTANTS

         Ernst & Young LLP has served as the Company's independent accountants for at least the past five years. It is anticipated that a representative of Ernst & Young LLP will be present at the Meeting and will be entitled to make a statement should he so desire and will be available to answer appropriate questions.

ANNUAL REPORT

         The Company has elected to satisfy its obligation to furnish an Annual Report to stockholders by providing stockholders with a copy of its Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the Securities and Exchange Commission, less exhibits. The financial statements and related information contained therein are incorporated by reference into this Proxy.



                                           BY ORDER OF THE BOARD OF DIRECTORS






                                           John E. Vollmer III
                                           Secretary

May 28, 1999

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED    Please mark
STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.                 your votes as          [X]
                                                                                                    indicated in
                                                                                                    this example



1.       ELECTION OF DIRECTORS                                        3. In their discretion, the proxies are
                                                                         authorized to vote upon any other matter
                                                                         as may properly come before the meeting.
    FOR all nominees listed           WITHHOLD AUTHORITY
       below (except as            to vote for all nominees
    marked to the contrary)              listed below


           [ ]                               [ ]                             I PLAN TO ATTEND THE MEETING.     [ ]


Class I:  Mark S. Siegel, Kenneth N. Berns



(INSTRUCTIONS:  To withhold authority to vote for any                    Please sign exactly as name appears
individual nominee, write that nominee's name in the                     below.  When shares are held by joint
space provided below.)                                                   tenants, both should sign.  When signing as
                                                                         attorney, executor, administrator, trustee, or
 2.  Amendment to the UTI Energy Corp. 1997                              guardian, please give full title as such. If a
     Long-Term Incentive Plan                                            corporation, please sign in full corporate name
                                                                         by President or other authorized officer. If a
       FOR        AGAINST       ABSTAIN                                  partnership, please sign in partnership name by
                                                                         authorized person.
       [ ]          [ ]          [ ]




                                                                         Dated: ______________________ , 1999


                                                                         -------------------------------------
                                                                                        (Signature)

                                                                         -------------------------------------
                                                                              (Signature if held jointly)



                     PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
-----------------------------------------------------------------------------------------------------------------------------
                                                  [FOLD AND DETACH HERE]

                                 ANNUAL MEETING
                                       OF
                                UTI ENERGY CORP.

                            WEDNESDAY, JUNE 30, 1999
                                    9:00 A.M.
                                  HOTEL SOFITEL
                          425 NORTH SAM HOUSTON PARKWAY
                                HOUSTON, TX 77060


================================================================================
                                     AGENDA

o  Election of Directors
o  Approval of Amendment to the 1997 Incentive Plan
o  Any other matter as may properly come before the meeting

================================================================================

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                UTI ENERGY CORP.

         The undersigned hereby appoints Vaughn E. Drum and John E. Vollmer, III proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of UTI Energy Corp. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held June 30, 1999 or any adjournment thereof.


       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)





--------------------------------------------------------------------------------
                             [FOLD AND DETACH HERE]



     UTI ENERGY CORP.                          ANNUAL
                                               MEETING OF
                                               STOCKHOLDERS

                                               JUNE 30, 1999  9:00 A.M.
                                               HOTEL SOFITEL
                                               425 NORTH SAM HOUSTON PARKWAY
                                               HOUSTON, TX 77060